EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-23514, 33-40455, 33-49422, 33-49526, 33-58119,
33-87746,  333-48693,  333-74497 and 333-78987) and Form S-3 (No.  333-66764) of
CONMED Corporation of our report dated February 5, 2002 relating to the financial statements and financial statement schedule, which appears on page F-1 in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Syracuse, New York
March 27, 2002